EXHIBIT 99.1
News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports Fourth Quarter and Full-Year 2016 Financial Results and Updates 2017 Full-Year Guidance
2016 Results and 2017 Guidance in line with January 10, 2017 Preliminary Announcement

Plainsboro, New Jersey, February 23, 2017 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter and full year ending December 31, 2016.

Highlights:

•	Full-year 2016 revenue increased 12.4% to $992.1 million, while organic revenue increased 9.0% over the prior year;

•	Fourth quarter revenue increased 6.0% over the prior-year quarter to $255.7 million, with organic revenues up 7.0%;

•
Fourth quarter GAAP gross margin increased to 66.6% or 390 basis over the prior-year period; adjusted gross margin in the fourth quarter reached a record high of 70.2%, a 190 basis point increase over the prior year period;

•	Fourth quarter GAAP earnings per diluted share (EPS) amounted to $0.35, a 75% increase over the prior year period; adjusted EPS amounted to $0.52, or an increase of 18%;

•
Full-year 2016 cash flow from operations was $116.4 million, a decrease from $117.1 million over the prior year. Excluding $42.8 million for the accreted interest payment associated with the convertible notes, cash flow from operations was $159.2 million, above the high end of our guidance range.

Total revenues for the full year 2016 were $992.1 million, an increase of $109.3 million, or 12.4%, over the full year 2015. Total revenues for the fourth quarter were $255.7 million, representing an increase of $14.5 million, or 6.0%, over the fourth quarter of 2015.

Organic revenues, computed by adjusting GAAP revenues as set forth in the attached reconciliation, increased over 2015 by 9.0% in the full year, and 7.0% in the fourth quarter.
"We were pleased with our performance in 2016, which resulted in full-year organic revenue growth of 9% and full-year adjusted gross margin of 69.5%," said Peter Arduini, Integra's President and Chief Executive Officer. "We look forward to a transformative 2017 as we integrate two of the largest acquisitions in the Company's history."
The Company reported GAAP net income of $74.6 million, or $0.94 per diluted share, for the full year 2016, compared to GAAP net income of $6.9 million, or $0.10 per diluted share in 2015. Results in 2015 included a $35.6 million non-cash tax charge to establish a valuation allowance for certain deferred tax assets associated with the SeaSpine separation. The Company reported GAAP net income of $28.2 million, or $0.35 per diluted share, in the fourth quarter of 2016 compared to GAAP net income of $15.0 million, or $0.20 per diluted share, in the fourth quarter of 2015.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted EBITDA for the full year 2016 was $231.7 million, or 23.4% of revenue, an increase from $195.6 million, or 22.2% of revenue, in the prior year. Adjusted EBITDA for the fourth quarter of 2016 was $66.5 million, or 26.0% of revenue, an increase from $56.7 million, or 23.5% of revenue, in the fourth quarter of the prior year.
Adjusted net income for the full year 2016 was $135.3 million, or $1.76 per diluted share, compared to $108.6 million, or $1.54 per diluted share in 2015. Adjusted net income for the fourth quarter of 2016 was $40.7 million, or $0.52 per diluted share, compared to adjusted net income of $32.8 million, or $0.44 per diluted share, in the fourth quarter of 2015.
For the year ended December 31, 2016, cash flows from operations totaled $159.2 million, excluding a $42.8 million accreted interest payment. Cash invested in capital expenditures was $47.3 million. Adjusted free cash flow conversion for the trailing twelve months ended December 31, 2016 was 82.7% versus 77.0% for the twelve months ended December 31, 2015. Integra generated $49.3 million of cash flows from operations, excluding a $42.8 million accreted interest payment, and invested $21.2 million in capital expenditures in the fourth quarter of 2016.
Outlook for 2017
The Company expects full year 2017 revenues to be between $1.12 billion and $1.14 billion, including the Derma Sciences acquisition, and organic sales growth to be between 7% and 8.5%. The Company expects its GAAP EPS for the full year to be between $0.49 and $0.55, and adjusted EPS to be between $1.88 and $1.94.
"In 2016, faster growth in higher margin products resulted in meeting or exceeding the high-end of our earnings and operating cash flow targets," said Glenn Coleman, Chief Financial Officer. "The Derma Sciences tender offer has been completed and we expect the transaction to close shortly. We are now including Derma Sciences into our 2017 guidance, while the assumptions underlying our base business remain unchanged."
Full-year 2017 revenue and EPS guidance includes the expected financial impact of Derma Sciences. Our GAAP EPS and cash flow guidance also reflect the estimated expense and cash impact of estimates for pre-close costs associated with the Codman Neurosurgery acquisition. The post-closing financial impact of the Codman Neurosurgery acquisition is excluded from guidance and will be updated later in the year.
In the future, the Company may record, or expect to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of organic revenue growth, adjusted EBITDA and adjusted EPS for historical periods and in providing adjusted EPS guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Thursday, February 23, 2017 to discuss fourth quarter and full-year 2016 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing 785-830-1923 and using the passcode 3819268. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through February 28, 2017 by dialing 719-457-0820 and using the passcode 3819268. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net (loss)/income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the following: the Company's ability to execute its operating plan effectively; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition, and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading "Risk Factors" included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2016 and information contained in subsequent filings with the Securities and Exchange Commission. In addition, with respect to the Codman Neurosurgery acquisition, forward-looking statements in this document may include without limitation any statements regarding the planned completion of the proposed acquisition, the costs and benefits of the proposed acquisition, including future financial and operating results, Integra’s or the Codman Neurosurgery business’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition. It is important to note that Integra’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Integra’s current expectations depending upon a number of factors affecting the Codman Neurosurgery business and Integra’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things: successful closing of the proposed acquisition; the risk that competing offers will be made for the Codman Neurosurgery business before the binding offer is accepted; the risk that the binding offer may not accepted on a timely basis or at all; the ability to obtain required regulatory approvals for the proposed acquisition (including the approval of antitrust authorities necessary to complete the proposed acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect Integra, the Codman Neurosurgery business and the expected benefits of the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied on a timely basis or at all, the failure of the proposed acquisition to close for any other reason and the risk liability to Integra in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the proposed acquisition making it more difficult for Integra to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the proposed acquisition; and Integra’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income and adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion.
Organic revenues consist of growth in total revenues excluding the contribution of acquired products, and effects of currency exchange rates on the current period's revenues, and the contribution of revenues from discontinued products in both the current and prior periods' revenues.  Adjusted EBITDA consist of GAAP net (loss)/income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net (loss)/income from continuing operations, excluding: (i) global ERP implementation charges; (ii) structural optimization charges; (iii) post-spin SeaSpine separation-related charges (iv) certain employee severance charges; (v) acquisition-related charges; (vi) intangible asset amortization expense; (vii) convertible debt non-cash interest; and (viii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra’s 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to organic revenues for the quarter and year ended December 31, 2016 and GAAP net (loss)/income to adjusted EBITDA and adjusted net income, GAAP (losses)/earnings per diluted share to adjusted earnings per diluted share, and GAAP cash provided by operating activities to free cash flow and adjusted free cash flow conversion for the quarters and years ended December 31, 2016 and 2015 appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Total revenues	$255,663	$241,160	$992,075	$882,734

Costs and expenses:
Cost of goods sold	85,422	90,001	349,089	326,542
Research and development	13,901	13,866	58,155	50,895
Selling, general and administrative	112,119	109,750	455,629	415,757
Intangible asset amortization	3,452	3,535	13,862	9,953
Goodwill impairment charge	—	—
Total costs and expenses	214,894	217,152	876,735	803,147
Operating income	40,769	24,008	115,340	79,587
Interest income	10	12	24	30
Interest expense	(6,548)	(6,113)	(25,803)	(23,534)
Other income (expense), net	1,243	1,604	845	4,588
Income from continuing operations before income taxes	35,474	19,511	90,406	60,671
Income tax expense	7,228	4,531	15,842	53,820
Income from continuing operations	28,246	14,980	74,564	6,851
Income (loss) from discontinued operations, net of tax expense (benefit)	—		—	(10,370)
Net income (loss)	$28,246	$14,980	$74,564	$(3,519)

Net income (loss) per share:
Income from continuing operations	$0.35	$0.20	$0.94	$0.10
Income (loss) from discontinued operations	$—	$—	$—	$(0.15)
Net income (loss) per share	$0.35	$0.20	$0.94	$(0.05)
Weighted average common shares outstanding for diluted net income per share	80,286	76,370	79,194	71,354

Segment revenues* and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	Change	2016	2015	Change
Specialty Surgical Solutions	$163,777	$153,082	7.0%	$632,524	$586,918	7.8%
Orthopedics and Tissue Technologies	91,886	88,079	4.3%	359,551	295,816	21.5%
Total Revenues	$255,663	$241,160	6.0%	$992,075	$882,734	12.4%

Impact of changes in currency exchange rates	$1,226	$—		$2,659	$—
Less contribution of revenues from acquisitions **	$(449)	$—		$(41,203)	$—
Less contribution of revenues from discontinued products	$(770)	$(2,199)		$(6,282)	$(13,338)
Total organic revenues	$255,670	$238,961	7.0%	$947,249	$869,396	9.0%

** Acquisitions include TEI, Salto Talaris(R) / Futura(TM) and Tekmed.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2016

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	Other, Interest Exp(Inc)(e)	Tax(f)
Global ERP implementation charges	$3,199	$—	$3,199	$—	$—	$—	$—
Structural optimization charges	2,254	1,354	900		—	—	—
Certain employee severance charges	26	12	14	—	—	—	—
Acquisition-related charges	1,902	1,025	877	—	—		—
Intangible asset amortization expense	10,298	6,846	—	—	3,452	—	—
Convertible debt non-cash interest	1,775	—	—	—	—	1,775	—
Estimated income tax impact from adjustments and other items	(6,961)	—	—	—	—	—	(6,961)
Depreciation expense	8,014

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Other, Interest Inc (Exp) - Other, interest income (expense), net

f)	Tax - Income tax expense

Three Months Ended December 31, 2015
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Interest Exp/(Inc) (e)	Tax (f)
Global ERP implementation charges	4,484	—	4,484	—	—	—	—
Structural optimization charges	3,283	1,426	1,277	580	—	—	—
Certain employee severance charges	534	158	376	—	—	—	—
Acquisition-related charges	4,535	4,761	885	—	—	(1,111)	—
Post-spin SeaSpine separation-related charges	445	—	445	—	—	—	—
Intangible asset amortization expense	10,704	7,169	—	—	3,535	—	—
Convertible debt non-cash interest	2,043	—	—	—	—	2,043	—
Estimated income tax impact from adjustments and other items*	(8,249)	—	—	—	—	—	(8,249)
Depreciation expense	7,564

* Includes a valuation allowance of $1.6 million for certain deferred tax assets associated with the SeaSpine separation.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2016

Item	Total Amount	COGS(a)	SG&A(b)	R&D (c)	Amort.(d)	Other, Interest Exp(Inc)(e)	Tax(f)
Global ERP implementation charges	$15,585	$—	$15,585	$—	$—	$—	$—
Structural optimization charges	7,794	4,480	3,314	—	—	—	—
Certain employee severance charges	1,446	499	947	—	—	—	—
Acquisition-related charges	18,898	13,890	4,808	200	—		—
Intangible asset amortization expense	41,502	27,640	—	—	13,862	—	—
Convertible debt non-cash interest	8,075	—	—	—	—	8,075	—
Estimated income tax impact from adjustments and other items	(32,520)	—	—	—	—	—	(32,520)
Depreciation expense	31,163	—	—	—	—	—	—
.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Other, Interest Inc (Exp) - Other, Interest income (expense), net

f)	Tax - Income tax expense

Twelve Months Ended December 31, 2015
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	Interest Exp(Inc) (e)	Tax (f)
Global ERP implementation charges	16,375	—	16,375	—	—	—	—
Structural optimization charges	16,752	6,799	9,751	580	—	(378)	—
Certain employee severance charges	2,642	654	1,988	—	—	—	—
Acquisition-related charges	15,703	9,968	6,846	—	—	(1,111)	—
Post-Spin SeaSpine separation related charges	3,801	—	3,801	—	—	—	—
Intangible asset amortization expense	32,235	22,282	—	—	9,953	—	—
Convertible debt non-cash interest	7,871	—	—	—	—	7,871	—
Estimated income tax impact from adjustments and other items*	6,393	—	—	—	—	—	6,393
Depreciation expense	27,018	—	—	—	—	—	—

* Includes a valuation allowance of $37.2 million for certain deferred tax assets associated with the SeaSpine separation.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest Inc(Exp) - Interest income (expense), net

f)	Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

GAAP net income from continuing operations	$28,246	$14,980	$74,564	$6,851
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	18,312	18,268	72,665	59,253
Other (income) expense, net	(1,243)	(1,604)	(845)	(4,588)
Interest (income) expense, net	6,538	6,101	25,779	23,504
Income tax expense (benefit)	7,228	4,531	15,842	53,820
Global ERP implementation charges	3,199	4,484	15,585	16,375
Structural optimization charges *	2,254	3,283	7,794	17,130
Certain employee severance charges	26	534	1,446	2,642
Acquisition-related charges **	1,902	5,646	18,898	16,814
Post-spin SeaSpine separation-related charges	—	445	—	3,801
Total of non-GAAP adjustments	38,216	41,688	157,164	188,751
Adjusted EBITDA	$66,462	$56,668	$231,728	$195,602

* For the twelve months ended December 31, 2015, Structural optimization charges excludes ($378) already added back in the "Other (income) expense, net" line above.

** For the three and twelve months ended December 31, 2015, Acquisition-related charges excludes ($1,111) already added back in the "Other (income) expense, net" line above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

GAAP net income from continuing operations	$28,246	$14,980	$74,564	$6,851
Non-GAAP adjustments:
Global ERP implementation charges	3,199	4,484	15,585	16,375
Structural optimization charges	2,254	3,283	7,794	16,752
Certain employee severance charges	26	534	1,446	2,642
Acquisition-related charges	1,902	4,535	18,898	15,703
Post-spin SeaSpine separation-related charges	—	445	—	3,801
Intangible asset amortization expense	10,298	10,704	41,502	32,235
Convertible debt non-cash interest	1,775	2,043	8,075	7,871
Estimated income tax impact from adjustments and other items	(6,961)	(8,249)	(32,520)	6,393

Total of non-GAAP adjustments	12,493	17,779	60,780	101,772
Adjusted net income	$40,739	$32,759	$135,344	$108,623
Adjusted diluted net income per share	$0.52	$0.44	$1.76	$1.54
Weighted average common shares outstanding for diluted net income from continuing operations per share	80,286	76,370	79,194	71,354
Weighted average common shares outstanding adjustment for convertible dilution	(2,412)	(1,332)	(2,296)	(922)
Weighted average common shares outstanding for adjusted diluted net income per share	77,874	75,038	76,898	70,432

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2016	2015

Cash and cash equivalents	$102,055	$48,132
Accounts receivable, net	148,186	132,241
Inventory, net	217,263	211,429

Bank line of credit	665,000	481,875
Convertible securities	—	218,240

Stockholders' equity	839,667	751,443

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2016	2015
GAAP Net cash provided by operating activities	$6,529	$25,640

Accreted interest payment associated with the 2016 Convertible Notes ***	42,786
Purchases of property and equipment	(21,192)	(13,099)
Adj. Free Cash Flow	28,123	12,541

Adjusted net income *	40,739	32,759
Adjusted Free Cash Flow Conversion	69.0%	38.3%

	Twelve Months Ending December 31,
	2016	2015
GAAP Net cash provided by operating activities	$116,405	$117,063

Accreted interest payment associated with the 2016 Convertible Notes***	42,786
Purchases of property and equipment	(47,328)	(33,413)
Adj. Free Cash Flow	111,863	83,650

Adjusted net income *	135,344	108,623
Adjusted Free Cash Flow Conversion	82.7%	77.0%

***Operating Cash Flow for the fourth quarter and full year 2016 excludes $42.8M of accreted interest payment associated with the 2016 Convertible Notes.

* Adjusted net income for quarters and twelve months ended December 31, 2015 and 2016 are reconciled above.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In millions, except per share amounts)

	Projected Year Ended
	December 31, 2017
	Low	High
GAAP net income	$39.3	$43.8
Non-GAAP adjustments:
Global ERP implementation charges	8.0	8.0
Structural optimization charges	19.5	19.5
Acquisition-related charges	78.5	78.5
Intangible asset amortization expense	47.8	47.8
Convertible debt non-cash interest	—	—
Estimated income tax impact from adjustments and other items	(44.0)	(44.0)

Total of non-GAAP adjustments	109.8	109.8
Adjusted net income	$149.1	$153.6
GAAP diluted net income per share	$0.49	$0.55
Non-GAAP adjustments detailed above (per share)	$1.39	$1.39
Adjusted diluted net income per share	$1.88	$1.94

Weighted average common shares outstanding for diluted net income per share	79.5	79.0

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In millions)
Projected Year Ended December 31, 2017

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	8.0	—	8.0	—	—	—
Structural optimization charges	19.5	10.5	9.0	—	—	—
Acquisition-related charges	78.5	9.0	69.5	—	—	—
Intangible asset amortization expense	47.8	31.0	—	16.8	—	—
Convertible debt non-cash interest	—	—	—	—	—	—
Estimated income tax impact from adjustments and other items	(44.0)	—	—	—	—	(44.0)

Source: Integra LifeSciences Holdings Corporation